UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events.

On March 2, 2011, NorthStar Realty Finance Corp. (the “Company”) announced via a press release (the “Launch Press Release”) that NorthStar Realty Finance Limited Partnership, the operating partnership through which the Company conducts its operations (the “Issuer”), has commenced a private offering, subject to market conditions, of $100 million aggregate principal amount of the Issuer’s exchangeable senior notes due 2031 (the “Notes”), plus an additional $15 million aggregate principal amount of Notes that may be issued at the option of the initial purchasers to cover over-allotments within 30 days of the first sale of the Notes.

On March 3, 2011, the Company announced via a press release (the “Pricing Press Release”) that the Issuer has priced a private offering of $150 million aggregate principal amount of the Notes, which represents an upsizing of $50 million from the amount announced in the Launch Press Release, and granted to the initial purchasers of the Notes a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of the Notes solely to cover over-allotments, if any. The Notes will bear interest at 7.50% per annum, and the title of the Notes will be “7.50% Exchangeable Senior Notes due 2031”.

The Notes will be senior unsecured obligations of the Issuer, exchangeable for cash, shares of the Company’s common stock, or a combination of cash and shares of common stock, at the Issuer’s option. Each of the Company and NRFC Sub-REIT Corp., a subsidiary of the Issuer, will guarantee the payment of amounts due on the Notes.

The Issuer expects to use the proceeds from the offering to purchase or repay its indebtedness and for general corporate purposes.

The Pricing Press Release stated that the initial exchange rate will be 155.2120 shares per $1,000 principal amount of Notes, and the initial exchange price of approximately $6.44 represents a 18% premium over the last reported sale price per share on the NYSE of the Company’s common stock on March 3, 2011, or $5.46 per share.  The initial exchange rate is subject to adjustment in certain circumstances.

The Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes, the guarantee on the Notes and any shares of Company’s common stock that may be issued upon exchange of the Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Copies of the Launch Press Release and the Pricing Press Release are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference, and the Launch Press Release is filed for the purpose of complying with Rule 135c under the Securities Act.

ITEM 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 2, 2011.
99.2	Press Release, dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: March 4, 2011	By:	/s/ Albert Tylis
Albert Tylis
Chief Operating Officer & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 2, 2011.
99.2	Press Release, dated March 3, 2011.